UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2025

BARNWELL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-5103	72-0496921
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Alakea Street, Suite 500
Honolulu, Hawaii 96813
(Address of Principal Executive Offices) (Zip Code)

(808) 531-8400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 Par Value	BRN	NYSE American
Common Stock Purchase Rights	N/A	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2025, Barnwell Industries, Inc. (the “Company”) appointed Philip F. Patman, Jr. as the Company’s Executive Vice President – Finance. On October 27, 2025, the Company also issued a press release announcing the planned retirement of Russell Gifford, the Company’s long-serving Chief Financial Officer. Mr. Gifford is expected to retire by calendar year-end 2025. Following Mr. Gifford’s retirement, the Company anticipates that Mr. Patman will replace Mr. Gifford in the roles of Chief Financial Officer, principal financial officer and principal accounting officer.

On October 27, 2025, pursuant to the Company’s Amended and Restated Bylaws, the Board of Directors of the Company (the “Board”) increased the number of authorized directors of the Board from four to five and appointed Mr. Patman to serve as a member of the Board, to hold office until the next annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier resignation or removal. Mr. Patman has not been appointed to any committee of the Board.

Prior to joining the Company, Mr. Patman served in various senior positions at Pantheon Resources plc, MacroFab, Soluna Holdings, VAALCO Energy, PTT Exploration & Production, and Ameresco, among others.

Mr. Patman holds a B.A. from the University of Texas at Austin Plan II Honors program and a Juris Doctor from the University of Houston Law Center. He is a licensed attorney in the State of Texas.

No family relationship exists between Mr. Patman and any of the Company’s directors or executive officers. There are no arrangements or understandings between Mr. Patman and any other person pursuant to which Mr. Patman was selected as an officer of the Company or appointed as a member of the Board, nor are there any transactions to which the Company is or was a participant and in which Mr. Patman had or will have a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Patman’s appointment as Executive Vice President - Finance, the Company entered into an executive employment agreement with Mr. Patman, dated, and effective, as of October 27, 2025 (the “Employment Agreement”).

Pursuant to the terms of the Employment Agreement, and as approved by the compensation committee of the Board and the Board, on October 27, 2025, Mr. Patman received the following awards which were issued pursuant to the Company’s Amended and Restated 2018 Equity Incentive Plan, as amended from time to time: a stock award of 83,207 shares of the Company’s common stock; a restricted stock unit award for 83,208 shares of the Company’s common stock (the “Initial RSU Award”); and an incentive stock option to purchase 185,000 shares of the Company’s common stock (the “Initial Stock Option” and, together with the Initial RSU Award, the “Initial Equity Awards”).  Both Initial Equity Awards vest according to the following schedule: 34% of the total on October 27, 2026; 33% of the total on October 27, 2027; and 33% of the total on October 27, 2028. The Initial Stock Option has a term of ten years and an exercise price of $1.21 per share (the closing price of the Company’s common stock on October 27, 2025).

Pursuant to the terms of the Employment Agreement, Mr. Patman will receive an annual base salary, initially in the amount of $315,000. Pursuant to the terms of the Employment Agreement, Mr. Patman also will be eligible to receive (i) an annual cash bonus and an annual restricted stock unit bonus (“Annual RSU Bonus Awards”), in amounts, if any, and based upon achievement of performance objectives, to be determined by the compensation committee of the Board in its sole discretion; (ii) long-term incentive equity awards determined from time to time by the compensation committee of the Board (“Long Term Incentive Equity Awards”); and (iii) certain employee benefits (including a partial reimbursement for health insurance premiums paid by Mr. Patman), paid-time off and business expense reimbursements, as set forth in the Employment Agreement.

Additionally, from and after January 1, 2026, the Employment Agreement provides for an Additional Payment (as defined in the Employment Agreement) to be paid to Mr. Patman upon a Severance Payment Event (as defined in the Employment Agreement), which Additional Payment is subject to the execution, delivery and effectiveness of a customary release of claims in the Company’s favor. The Additional Payment, if any, would be equal to 50% (if the Severance Payment Event constitutes a Regular Severance Payment Event (as defined in the Employment Agreement)) or 100% (if the Severance Payment Event constitutes a CIC Severance Payment Event (as defined in the Employment Agreement)) of the sum of the following compensation items: (1) his base salary in effect on the termination date; (2) an amount equal to the greater of (a) the average of his annual bonus (or other cash incentive bonus) paid or payable to him for the two fiscal years immediately preceding the fiscal year in which the termination date occurs or (b) his annual bonus for the full fiscal year in which the termination date occurs; provided, however, in the event that the termination date occurs before the end of a fiscal year, he shall be entitled to a pro rata portion of the greater of the foregoing sub-clauses (a) or (b) (based on the number of days in which he was employed during that year divided by 365); and (3) the amount for which the Company is, as of the termination date, paying, or reimbursing him, for monthly health insurance premiums (such amount to be equal to six monthly payments in connection with a Regular Severance Payment Event and twelve monthly payments in connection with a CIC Severance Payment Event). The Employment Agreement provides that in connection with a Anticipatory Termination (as defined in the Employment Agreement), the Company shall compute the Additional Payment payable to Mr. Patman as the result of a CIC Severance Payment Event and offset from such amount the aggregate amount of the Additional Payment, if any, that was already paid to Mr. Patman through the change in control date as the result of a Regular Severance Payment Event. Furthermore, pursuant to the Employment Agreement, if a CIC Severance Payment Event occurs, the Initial Equity Awards, the Long-Term Incentive Equity Awards, if any, and the Annual RSU Bonus Awards, if any, to the extent unvested would immediately vest in full, and, with respect to any Annual RSU Bonus Award that has been earned but not yet issued, such Annual RSU Bonus Award shall be immediately issued and vested in full.

The Employment Agreement also provides that Mr. Patman is subject to customary confidentiality, non-competition, non-solicitation, and non-recruitment restrictive covenants.

The foregoing summary is qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

.

Item 9.01  Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description

10.1	Executive Employment Agreement between Barnwell Industries, Inc. and Philip F. Patman, Jr. (effective as of October 27, 2025)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 31, 2025

BARNWELL INDUSTRIES, INC.

	By:	/s/ Alexander C. Kinzler
		Name:	Alexander C. Kinzler
		Title:	Secretary

Exhibit Index

Exhibit No.	Description

10.1	Executive Employment Agreement between Barnwell Industries, Inc. and Philip F. Patman, Jr. (effective as of October 27, 2025)